Exhibit 99.1

PRESS RELEASE

For release:	March 10, 2022

Contact:	Media
Stephen W. Ries
Head of Investor Relations
(610) 668-3270
sries@gbli.com

Global Indemnity Group, LLC Reports Year Ended 2021 Results

Bala Cynwyd, Pennsylvania, (March 10, 2022) – Global Indemnity Group, LLC (NYSE:GBLI) (the “Company”) today reported net income available to shareholders of $28.9 million for the year ended December 31, 2021 compared to net loss available to shareholders of ($21.2) million for the corresponding period in 2020. Gross written premiums in 2021 increased 12.4% compared to the corresponding period in 2020. Net income available to shareholders from core business, which excludes Exited Lines net of tax, was $42.3 million in 2021 compared to a net loss available to shareholders from core business of ($7.7) million in 2020. Gross written premiums in 2021 excluding Exited Lines increased 22.3% compared to the corresponding period in 2020.

The Company recently launched three new businesses: Environmental, Excess Casualty and Professional.    These businesses are now up and running and actively writing new business. These businesses will be included in the Commercial Specialty segment. During the fourth quarter of 2021 the Company closed on the sale of its manufactured and dwelling homes business lines and has classified this business as Exited Lines. The Company previously decided to cease writing certain Property Brokerage business within the Commercial Specialty segment as well as exit certain property and catastrophe lines within the Reinsurance Operations segment. These lines of business are no longer being written or are in runoff. These lines have been reclassified into a new reportable segment, Exited Lines. The small amount of specialty property business that remained from the Specialty Property segment will be treated as programs and was reclassified to the Commercial Specialty segment. The Farm, Ranch, & Stable segment was not impacted by these decisions and will continue to be reported as a segment. Accordingly, the Company now has four reportable segments: Commercial Specialty, Reinsurance Operations, Farm, Ranch & Stable, and Exited Lines. The segment results for the year ended December 31, 2020 have been revised to reflect these changes.

Selected Operating and Balance Sheet Information

(Dollars in millions, except per share data)

	For the Twelve Months Ended December 31,
	2021	2020
Gross Written Premiums	$682.1	$606.6
Net Written Premiums	$580.1	$548.2
Net Earned Premiums	$595.6	$567.7

Net income (loss) available to shareholders	$28.9	$(21.2)
Net income (loss) from core business	$42.3	$(7.7)
Net (loss) from Exited Lines (1)	$(13.4)	$(13.5)
Net income (loss) available to shareholders per share	$1.97	$(1.48)

Adjusted operating income	$10.9	$26.1
Adjusted operating income per share	$0.71	$1.79

Combined ratio analysis:
Loss ratio	64.7%	59.2%
Expense ratio	37.4%	38.0%

Combined ratio	102.1%	97.2%

(1)	Underwriting loss from Exited Lines, net of tax.

	As of December 31, 2021	As of September 30, 2021	As of June 30, 2021	As of March 31, 2021	As of December 31, 2020
Book value per share (1)	$48.44	$47.73	$48.79	$48.00	$49.62
Shareholders’ equity (2)	$706.6	$695.2	$709.6	$696.5	$718.3
Cash and invested assets (3)	$1,532.0	$1,486.3	$1,476.2	$1,429.3	$1,449.9

(1)

Net of cumulative Company distributions/dividends to common shareholders totaling $4.00 per share, $3.75 per share, $3.50 per share, $3.25 per share, and $3.00 per share as of December 31, 2021, September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020, respectively.

(2)	Shareholders’ equity includes $4 million of series A cumulative fixed rate preferred shares.
(3)	Including receivable/(payable) for securities sold/(purchased).

Global Indemnity Group, LLC’s Business Segment Information Twelve Months Ended December 31, 2021 and 2020

2021: (Dollars in thousands)	Continuing Lines	Exited Lines	Total
Revenues:
Gross written premiums	$569,147	$112,975	$682,122
Net written premiums	$532,440	$47,628	$580,068

Net earned premiums	$489,730	$105,880	$595,610
Other income	1,088	727	1,815

Total revenues	490,818	106,607	597,425

Losses and Expenses:
Net losses and loss adjustment expenses	305,014	79,950	384,964
Acquisition costs and other underwriting expenses	179,222	43,619	222,841

Income (loss) from segments	$6,582	$(16,962)	$(10,380)

Combined ratio analysis:
Loss ratio	62.3%	75.5%	64.7%
Expense ratio	36.6%	41.2%	37.4%

Combined ratio	98.9%	116.7%	102.1%

2020: (Dollars in thousands)	Continuing Lines	Exited Lines	Total
Revenues:
Gross written premiums	$465,248	$141,355	$606,603
Net written premiums	$430,127	$118,040	$548,167

Net earned premiums	$414,602	$153,097	$567,699
Other income	1,221	817	2,038

Total revenues	415,823	153,914	569,737

Losses and Expenses:
Net losses and loss adjustment expenses	227,238	108,963	336,201
Acquisition costs and other underwriting expenses	153,586	62,021	215,607

Income (loss) from segments	$34,999	$(17,070)	$17,929

Combined ratio analysis:
Loss ratio	54.8%	71.1%	59.2%
Expense ratio	37.0%	40.5%	38.0%

Combined ratio	91.8%	111.6%	97.2%

About Global Indemnity Group, LLC and its subsidiaries

Global Indemnity Group, LLC (NYSE:GBLI), through its several direct and indirect wholly owned subsidiary insurance companies, provides both admitted and non-admitted specialty property and specialty casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide.

Forward-Looking Information

The forward-looking statements contained in this press release1 do not address a number of risks and uncertainties including COVID-19. Investors are cautioned that Global Indemnity’s actual results may be materially different from the estimates expressed in, or implied, or projected by, the forward looking statements. These statements are based on estimates and information available to us at the time of this press release. All forward-looking statements in this press release are based on information available to Global Indemnity as of the date hereof. Please see Global Indemnity’s filings with the Securities and Exchange Commission for a discussion of risks and uncertainties which could impact the company and for a more detailed explication regarding forward-looking statements. Global Indemnity does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

[1]	Disseminated pursuant to the “safe harbor” provisions of Section 21E of the Security Exchange Act of 1934.

Selected Financial Data for the Twelve Months Ended December 31, 2021:

•

Gross written premiums, net written premiums, and net earned premiums excluding the Exited Lines (“continuing lines”), increased 22.3%, 23.8% and 18.1%, respectively. Consolidated gross written premiums, net written premiums, and net earned premiums increased 12.4%, 5.8%, and 4.9%, respectively.

•	Underwriting income/(loss) – For the continuing lines business, underwriting income was $6.6 million in 2021 compared to $35.0 million in 2020.

•	Excluding prior year development, underwriting income from continuing lines was $8.8 million compared to $7.9 million in 2020.

•	Consolidated underwriting income / (loss) was ($10.4) million in 2021 compared to $17.9 million in 2020.

•

Investment income – $37.0 million in 2021 compared to $28.4 million in 2020. The increase was primarily due to increased returns from alternative investments offset by a decrease in yield within the fixed maturities portfolio.

•

Realized gains/(losses) – $15.9 million in 2021 compared to ($14.7) million in 2020. Realized losses in 2020 were primarily due to the impact of changes in fair value on equity securities and derivatives due to disruption in the global financial markets experienced during the first quarter of 2020 as a result of COVID-19.

•	Tax expense / benefit – $3.5 million tax expense in 2021 compared to $8.1 million tax benefit in 2020.

Global Indemnity Group, LLC’s Gross Written and Net Written Premiums Results by Segment for the Twelve Months Ended December 31, 2021 and 2020

	Twelve Months Ended December 31,
	Gross Written Premiums			Net Written Premiums
	2021	2020	% Change	2021	2020	% Change
Commercial Specialty	$380,879	$323,986	17.6%	$355,428	$300,348	18.3%
Reinsurance Operations	106,540	55,616	91.6%	106,540	55,616	91.6%
Farm, Ranch & Stable	81,728	85,646	(4.6%)	70,472	74,163	(5.0%)

Continuing Lines	569,147	465,248	22.3%	532,440	430,127	23.8%
Exited Lines	112,975	141,355	(20.1%)	47,628	118,040	(59.7%)

Total	$682,122	$606,603	12.4%	$580,068	$548,167	5.8%

Commercial Specialty: Gross written premiums and net written premiums increased 17.6% and 18.3%, respectively, for the twelve months ended December 31, 2021 as compared to the same period in 2020. The growth in gross written premiums and net written premiums was primarily driven by organic growth in the Company’s excess and surplus lines business from existing agents, increased pricing, and several new programs.

Reinsurance Operations: Gross written premiums and net written premiums both increased 91.6% for the twelve months ended December 31, 2021 as compared to the same period in 2020. The growth was primarily organic growth of an existing casualty treaty and the assumption of three smaller casualty treaties partially offset by the non-renewal of its property catastrophe treaties.

Farm, Ranch & Stable: Gross written premiums and net written premiums decreased 4.6% and 5.0%, respectively, for the twelve months ended December 31, 2021 as compared to the same period in 2020. The decrease in gross written premiums and net written premiums was primarily due to an effort to reduce exposure in catastrophe prone areas to improve overall profitability.

Exited Lines: Gross written premiums and net written premiums decreased 20.1% and 59.7%, respectively, for the twelve months ended December 31, 2021 as compared to the same period in 2020. The decrease in gross written premiums and net written premiums was primarily due to reducing catastrophe exposed business, reduction in business not providing an adequate return on capital, and the non-renewal of the Company’s property catastrophe treaties. Net written premiums were further reduced as a result of ceding the majority of its unearned premium reserves related to manufactured home and dwelling products on November 30, 2021.

Global Indemnity Group, LLC’s Combined Ratio for the Twelve Months Ended December 31, 2021 and 2020

For the continuing lines business, the combined ratio was 98.9% for the twelve months ended December 31, 2021, (Loss Ratio 62.3% and Expense Ratio 36.6%) as compared to 91.8% (Loss Ratio 54.8% and Expense Ratio 37.0%) for the twelve months ended December 31, 2020. The consolidated combined ratio was 102.1% for the twelve months ended December 31, 2021, (Loss Ratio 64.7% and Expense Ratio 37.4%) as compared to 97.2% (Loss Ratio 59.2% and Expense Ratio 38.0%) for the twelve months ended December 31, 2020.

•

For the continuing lines business, the accident year casualty loss ratio increased by 2.9 points to 60.8% in 2021 from 57.9% in 2020 due to higher claims frequency and severity driven primarily by two programs that have since been cancelled. The consolidated accident year casualty loss ratio increased by 3.4 points to 60.8% in 2021 from 57.4% in 2020.

•

For the continuing lines business, the accident year property loss ratio improved by 2.6 points to 63.0% in 2021 from 65.6% in 2020. The consolidated accident year property loss ratio improved by 4.3 points to 65.5% in 2021 from 69.8% in 2020. The improvement in the continuing lines and the consolidated accident year property loss ratio is primarily due to lower catastrophe claims frequency and severity partially offset by higher claim frequency and severity for non-catastrophe property claims.

###

Note: Tables Follow

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2021	2020
Gross written premiums	$682,122	$606,603

Net written premiums	$580,068	$548,167

Net earned premiums	$595,610	$567,699
Net investment income	37,020	28,392
Net realized investment gains (losses)	15,887	(14,662)
Other income	29,751	2,118

Total revenues	678,268	583,547

Net losses and loss adjustment expenses	384,964	336,201
Acquisition costs and other underwriting expenses	222,841	215,607
Corporate and other operating expenses	27,179	41,998
Interest expense	10,481	15,792
Loss on extinguishment of debt	—	3,060

Income (loss) before income taxes	32,803	(29,111)
Income tax expense (benefit)	3,449	(8,105)

Net income (loss)	29,354	(21,006)

Less: Preferred stock distributions	440	152

Net income (loss) available to common shareholders	$28,914	$(21,158)

Per share data:
Net income (loss) available to common shareholders
Basic	$2.00	$(1.48)
Diluted (1)	$1.97	$(1.48)
Weighted-average number of shares outstanding
Basic	14,427	14,291
Diluted (1)	14,664	14,291

Cash dividends/distributions declared per common share	$1.00	$1.00

Combined ratio analysis: (2)
Loss ratio	64.7%	59.2%
Expense ratio	37.4%	38.0%

Combined ratio	102.1%	97.2%

(1)	For the twelve months ended December 31, 2020, weighted-average of shares outstanding – basic was used to calculate diluted earnings per share due to a net loss for the period.
(2)

The loss ratio, expense ratio and combined ratio are GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net earned premiums. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net earned premiums. The combined ratio is the sum of the loss and expense ratios.

GLOBAL INDEMNITY GROUP, LLC

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Fixed Maturities:
Available for sale, at fair value (amortized cost: 2021 - $1,193,746 and 2020 - $1,149,009; net of allowance for expected credit losses of: $0 in 2021 and 2020)	$1,201,866	$1,191,186
Equity securities, at fair value	99,978	98,990
Other invested assets	152,651	97,018

Total investments	1,454,495	1,387,194

Cash and cash equivalents	78,278	67,359
Premium receivables, net of allowance for expected credit losses of $2,996 at December, 2021 and $2,900 at December 31, 2020	128,444	109,431
Reinsurance receivables, net of allowance for expected credit losses of $8,992 at December 31, 2021 and 2020	99,864	88,708
Funds held by ceding insurers	27,958	45,480
Deferred federal income taxes	37,329	34,265
Deferred acquisition costs	60,331	65,195
Intangible assets	20,261	20,962
Goodwill	5,398	6,521
Prepaid reinsurance premiums	53,494	12,881
Lease right of use assets	16,051	21,077
Other assets	30,906	45,835

Total assets	$2,012,809	$1,904,908

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss adjustment expenses	$759,904	$662,811
Unearned premiums	316,566	291,495
Ceded balances payable	35,340	8,943
Payable for securities purchased	794	4,667
Contingent commissions	7,903	10,832
Debt	126,430	126,288
Lease liabilities	19,079	22,950
Other liabilities	40,172	58,598

Total liabilities	1,306,188	1,186,584

Shareholders’ equity:
Series A cumulative fixed rate preferred shares, $1,000 par value; 100,000,000 shares authorized, shares issued and outstanding: 4,000 and 4,000 shares, respectively, liquidation preference: $1,000 and $1,000 per share, respectively	4,000	4,000
Common shares: no par value; 900,000,000 common shares authorized; class A common shares issued: 10,574,589 and 10,263,722, respectively; class A common shares outstanding: 10,557,093 and 10,263,722, respectively; class B common shares issued and outstanding: 3,947,206 and 4,133,366, respectively	—	—
Additional paid-in capital (1)	447,406	445,051
Accumulated other comprehensive income, net of taxes	6,404	34,308
Retained earnings (1)	249,301	234,965
Class A common shares in treasury, at cost: 17,496 and 0 shares, respectively	(490)	—

Total shareholders’ equity	706,621	718,324

Total liabilities and shareholders’ equity	$2,012,809	$1,904,908

(1)	Since the Company’s initial public offering in 2003, the Company has returned $546 million to shareholders, including $488 million in share repurchases and $58 million in dividends.

GLOBAL INDEMNITY GROUP, LLC

SELECTED INVESTMENT DATA

(Dollars in millions)

	Market Value as of
	December 31, 2021	December 31, 2020
Fixed maturities	$1,201.9	$1,191.2
Cash and cash equivalents	78.3	67.4

Total bonds and cash and cash equivalents	1,280.2	1,258.6
Equities and other invested assets	252.6	196.0

Total cash and invested assets, gross	1,532.8	1,454.6
Payable for securities purchased	(0.8)	(4.7)

Total cash and invested assets, net	$1,532.0	$1,449.9

	Total Investment Return (1)
	For the Twelve Months Ended December 31,
	2021	2020
Net investment income	$37.0	$28.4

Net realized investment gains (losses)	15.9	(14.7)
Net unrealized investment gains (losses)	(34.4)	21.8

Net realized and unrealized investment return	(18.5)	7.1

Total investment return	$18.5	$35.5

Average total cash and invested assets	$1,490.9	$1,528.4

Total investment return %	1.2%	2.3%

(1)	Amounts in this table are shown on a pre-tax basis.

GLOBAL INDEMNITY GROUP, LLC

SUMMARY OF ADJUSTED OPERATING INCOME

(Dollars and shares in thousands, except per share data)

	For the Twelve Months Ended December,
	2021	2020
Adjusted operating income, net of tax	$10,925	$26,055

Adjustments:
Underwriting (loss) Exited Lines	(13,400)	(13,485)

Adjusted operating income including Exited Lines, net of tax (1)	(2,475)	12,570
Net realized investment gains (losses)	15,399	(12,395)
Expenses related to redomestication	—	(21,181)
Net impact of sale of manufactured and dwelling homes business	16,430	—

Net income (loss)	$29,354	$(21,006)

Weighted average shares outstanding – basic	14,427	14,291

Weighted average shares outstanding – diluted	14,664	14,458

Adjusted operating income per share – basic (2)	$0.73	$1.81

Adjusted operating income per share – diluted (2)	$0.71	$1.79

(1)	Adjusted operating income including Exited Lines excludes preferred shareholder distributions of $0.44 million and $0.15 million for the twelve months ended December 31, 2021 and 2020, respectively.
(2)

The adjusted operating income per share calculation is net of preferred shareholder distributions of $0.44 million and $0.15 million for the twelve months ended December 31, 2021 and 2020, respectively.

Note Regarding Adjusted Operating Income

Adjusted operating income, a non-GAAP financial measure, is equal to net income (loss) excluding after-tax net realized investment gains (losses) and other unique charges not related to operations. Adjusted operating income is not a substitute for net income (loss) determined in accordance with GAAP, and investors should not place undue reliance on this measure.